Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Voyager Technologies, Inc. of our report dated March 20, 2025, except for the effects of the stock split discussed in Note 2 to the consolidated financial statements, as to which the date is June 2, 2025, relating to the financial statements, which appears in Voyager Technologies, Inc.'s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-287354).
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
June 13, 2025
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